SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

MCLAREN PERFORMANCE TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, the following communication regarding a proposed merger transaction between Linamar Corporation and McLaren Performance Technologies, Inc. is filed on August 1, 2003.

On August 1, 2003, Linamar and McLaren Performance jointly issued the following press release.

LINAMAR CORPORATION AND MCLAREN PERFORMANCE TECHNOLOGIES

ANNOUNCE SIGNING OF DEFINITIVE MERGER AGREEMENT

August 1, 2003, GUELPH, Ontario, and LIVONIA, Michigan—Linamar Corporation (“Linamar”), (TSX:LNR) and McLaren Performance Technologies, Inc. (“McLaren Performance”) (OTCBB:MCLN) today announced that they have entered into an agreement and plan of merger (the “Merger Agreement”). Under the Merger Agreement, each share of McLaren Performance common stock outstanding at the time of the merger (other than any shares held by Linamar and its affiliates) will be converted into the right to receive $0.8875 per share in cash (the “Merger Consideration”).

The board of directors of McLaren Performance approved and adopted the Merger Agreement and recommended that the stockholders of McLaren Performance approve it. McLaren Performance’s financial advisor has opined that the Merger Consideration is fair from a financial point of view to McLaren Performance’s stockholders. The closing of the merger is subject to customary conditions, including approval of McLaren Performance’s stockholders. As soon as practicable, McLaren Performance will file a proxy statement relating to the merger with the United States Securities and Exchange Commission (SEC) and will schedule a Special Meeting of the McLaren Performance stockholders.

“We are pleased to have completed this important step in finalizing this acquisition,” said Linda Hasenfratz, CEO of Linamar Corporation. “We are looking forward to completing all steps and proceeding with the integration of McLaren into Linamar in order to start to enjoy the synergies all envision.”

“This is one step closer to putting McLaren Performance on a long term sound footing to serve its existing customers and equally important to begin serving its parent and newest of customers, Linamar,” said Wiley McCoy, CEO of McLaren Performance.

Further information regarding the merger, including a copy of the Merger Agreement, will be filed by McLaren Performance with the SEC.

Linamar Corporation designs, develops and manufactures precision machined components, modules and systems for engine, transmission, chassis and industrial markets primarily for the North American and European automotive marketplace. The company has more than 9,000 employees in 33 manufacturing locations, two research and development centers and four sales offices in Canada, United States, Mexico, Germany, Hungary and Japan.

McLaren Performance is an engineering firm that provides a variety of services to the automotive OEM and Tier 1 supply base. In particular, the company is well known for its engineering analysis capability with respect to engines. It has a test facility in Michigan which has 16 test cells capable of doing endurance and reliability testing, steady state emissions testing, engine build and tear down evaluation, powertrain engineering and design, noise and vibration studies, EPA and CARB certification, warranty failure analysis and catalyst aging and development. The company also has a machining operation in Windsor, Ontario for the purpose of supplying machined heads, blocks and modules to automotive customers.

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, the statements made in this release constitute forward-looking statements (including within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934). Such forward-looking statements are based on current expectations that are subject to significant risks and uncertainties that are difficult to predict, including statements regarding the intent, belief or current expectations of Linamar, McLaren Performance and their respective managements regarding strategic directions, prospects and future results. The merger described above may not be consummated. There are a number of conditions that must be satisfied before the merger transaction will be consummated, such as approval of the merger by McLaren Performance stockholders. No assurance can be given that the merger will be consummated, or, if consummated, that the merger transaction will be on the terms described above. In addition, uncertainties and difficulties in domestic and foreign financial markets and economies could adversely affect the merger transaction. These factors, as well as general economic and political conditions, may in turn have a material adverse effect on the merger transaction. Neither Linamar nor McLaren Performance assumes any obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those reflected in the forward-looking statements.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

McLaren Performance plans to file a proxy statement and other relevant documents with the SEC concerning the merger, and expects to mail the proxy statement to its stockholders, seeking their approval of the merger. McLaren Performance security holders are urged to carefully read the proxy statement when it becomes available and any other relevant materials filed by McLaren Performance with the SEC, because they will contain important information about Linamar, McLaren Performance and the merger. McLaren Performance security holders will be able to obtain free copies of these documents, when they become available, through the website maintained by the SEC at www.sec.gov. In addition, McLaren Performance security holders may obtain free copies of the documents filed with the SEC by McLaren Performance by requesting them in writing from McLaren Performance Technologies, Inc., 32233 W. Eight Mile Road, Livonia, Michigan 48152, Attention: Investor Relations, or by telephone at (866) 438-6252.

Linamar and McLaren Performance, and their respective directors, executive officers, certain members of management and employees, may be deemed to be participants in the solicitation of proxies from McLaren Performance’s stockholders in connection with the merger. McLaren Performance security holders may obtain more detailed information regarding the direct and indirect interests of those participants by reading the proxy statement when it becomes available.

Contact:

Linda Hasenfratz—President & CEO	Wiley McCoy—CEO
Linamar Corporation	McLaren Performance Technologies
Tel: 519.836.7550	Tel: 866.438.6252

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McLAREN PERFORMANCE TECHNOLOGIES, INC.

By:	/s/ WILEY R. MCCOY
Wiley R. McCoy Its: Chief Executive Officer

Date: August 1, 2003

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